Contractor Agreement

This Agreement comprises the terms set out in section 1, the parties' attestation clauses set out in section 2 and the standard terms set out in section 3.

1.	Term Sheet
1.1	Name of	JAWAF Enterprises Pty Ltd (ABN 80 607 150 130) (referred to in this
	Contractor:	Agreement as the "Contractor")
	Address:	PO Box 102, Gordon NSW 2072
1.2	Principal:	5E Advanced Materials, Inc (referred to in this Agreement as “Principal")
1.3	Services:	as set out in Schedule A to this Agreement, and as agreed between the Principal and the Contractor from time to time
1.4	Location of the Services:	New South Wales OR as agreed between Principal and the Contractor from time to time
1.5	Period of Engagement and Termination:

This Agreement will commence on 1 April 2022 and will continue until 31 December 2022 or until terminated by either party in accordance with the terms of this Agreement.

Either the Principal or the Contractor may terminate this Agreement at any time and for any reason by giving 60 days' notice. Either party may terminate this Agreement at any time without notice if the other party is in material breach of any provision of this Agreement.

1.6	Agreed Fee:	Fees will be payable in respect of Services performed as follows: Initial three months to 30 June 2022 – A$25,000 per month Post 1 July 2022 – A$15,000 per month
1.7	Invoicing Schedule	Monthly in arrears
1.8	Approved Person(s)	Anthony Hall
2. Parties		14 Feb 2022
Signed on behalf of Contractor		Date: 14 Feb 2022
Signed on behalf of Principal		Date:

3.
Standard Terms
3.1
Background

The Contractor through Anthony Hall has been providing management services to the Principal and its predecessor, American Pacific Borates Limited, since March 2017.

The Principal is looking to engage the Contractor to provide ongoing support primarily with respect to supporting the CEO and Head of Investor Relations in the public markets and reviewing ASX releases where relevant.

3.2
Engagement

The Contractor's services may be required at such times and locations as are set out in this Agreement. The engagement commences on the date specified in Clause 1.5.

3.3
Obligations

The Contractor must use the Approved Person to provide the Services unless otherwise agreed, and otherwise:

(i)
ensure that the Services are provided in an acceptable manner and not act in a manner which may prejudice the interests of the Principal;
(ii)
comply with any Principal policies and procedures which affect the Services including but not limited to the policies of Principal dealing with information technology use, anti-discrimination, occupational health and safety, ethical business conduct and insider trading;
(iii)
without limiting the remainder of this Agreement, assign to Principal all intellectual property rights arising out of or related to the Services;
(iv)
without limiting the remainder of this Agreement, keep confidential the Confidential Information;
(v)
on the termination of this Agreement (however caused), immediately deliver to the Principal all property of the Principal and its Related Corporations which may be in the possession or control of the Contractor.
3.4
Contractor's Warranties

The Contractor warrants that:

(i)
in providing the Services, the Contractor will comply with all legislative and regulatory requirements, including but not limited to those relating to industrial relations, anti-discrimination and occupational health and safety;
(ii)
the Contractor will provide workers' compensation and professional indemnity insurance in respect of services to be performed by the Contractor's employees and agents, unless otherwise agreed;
(iii)
the Contractor is an independent contractor and the Contractor, its employees and agents (including without limitation the Approved Person) are not employees of the Principal;
(iv)
the Contractor will not make any commitment, representation or warranty which is binding on the Principal or any of its Related Corporations, unless expressly authorised to do so by the Principal;
(v)
the provision of the Services will not infringe the rights of any third party or breach any applicable law or relevant industry code;
(vi)
the Contractor will not provide similar services to any direct competitor of the Principal during this Agreement unless otherwise agreed with the Principal (where the Principal will not unreasonably withhold its agreement); and
(vii)
nothing in this Agreement will be construed as creating the relationship of principal and agent between the Principal or any of its Related Corporations and the Contractor, employees or agents.
3.5
Principal’s Obligations

The Principal will:

(i)
pay the Agreed Fee to the Contractor for Services performed on the provision of an invoice suitable to the Principal, in accordance with the Invoicing Schedule; and
(ii)
pay the Contractor any amount that is payable by the Contractor on account of goods and services tax (GST) as a consequence of any supply made to the Principal under this Agreement (GST Amount).

3.6
Mutual Indemnities
(i)
Subject to Clause (ii) below, the parties indemnify each other against all claims, liability or loss in respect of:
(a)
a party’s breach of this agreement; and
(b)
personal injury (including death) to any person or damage to any property arising out of or in connection with the Services, to the extent that the same is due to the negligence or default of the party or its employees, agents or subcontractors.
(ii)
A party’s liability to the other arising out of or in connection with this Agreement, whether under the law of contract, tort, equity, under statute or otherwise, shall be limited in the aggregate as follows:
(a)
where the Fees are less than or equal to $500,000, the amount of $1,000,000; or
(b)
where the Fees are over $500,000, the amount of $5,000,000, provided however that this limitation does not apply to:
(c)
personal injury (including death) or damage to property;
(d)
limit the Consultant’s obligation to perform the Services and rectify any errors or omissions in the Services; or
(e)
fraudulent acts or omissions of either party.
(iii)
Notwithstanding any clause of this agreement, no party will have liability to the other party arising out of or in connection with the Services or this agreement for (whether under contract, in tort, under statute or otherwise at law or in equity) for any loss for:
(a)
business interruption;
(b)
loss of actual or anticipated profit or revenue; or
(c)
consequential, special or contingent damages of any kind.
3.7
Subcontractors
(i)
The Consultant shall not subcontract all or part of the Services without the prior written consent of the Company. Such consent may not be unreasonably withheld by the Company.
(ii)
An approval to engage subcontractors for any part of the Services shall not relieve the Consultant from any of its liabilities or obligations under this agreement. The Consultant shall be liable to the Company for the acts, defaults, omissions or neglects of any subcontractor, including any employee or agent of the subcontractor.
3.8
Confidential Information

The Contractor will not either during this Agreement or at any time after (except in the proper cause of providing the Services or as required by the Principal) use or disclose to any person, any trade or business secret or any Confidential Information of which the Contractor became aware during the course of providing the Services.

3.9
Covenants

The Contractor warrants to the Principal that the Principal is not liable to the Contractor, its employees, agents or any other person performing the Services for any employee entitlements including but not limited to wages, award and statutory benefits, superannuation and leave entitlements or tax payments. The Contractor agrees that it will not, and will procure that the Approved Person does not make any claim against the Principal for any employment related amounts including but not limited to wages, award and statutory benefits, leave entitlements, tax-related payments and penalties or termination-related payments.

3.10
Definitions
(i)
"Agreement" means the terms set out in section 1 of this document, the parties' attestation clauses set out in section 2 of this document and the standard terms set out in section 3 of this document.
(ii)
"Confidential Information" means all confidential information including, but not limited to:
(a)
information which is marked "Confidential" or which is described or treated by the Principal as confidential;
(b)
confidential and financial information concerning the Principal and its Related Corporations;

(c)
trade secrets of the Principal and its Related Corporations;
(d)
confidential know-how of the Principal and its Related Corporations;
(e)
the terms of this Agreement; and
(f)
information concerning the business, finances or customers of a third party which the Principal or a Related Corporation of the Principal has an obligation not to disclose,

of which the Contractor becomes aware or generates (both before and after the date of this Agreement) in the course of, or in connection with, the provision of the Services to the Principal.

(iii)
"Related Corporation" means a related body corporate as that term is defined in the Corporations Act 2001 (Cth).
3.11
Parties Bound

The parties to this Agreement are the Principal and the Contractor.

3.12
Governing Law

This Agreement is governed by the laws in force in the State of Texas and each party submits to the exclusive jurisdiction of the courts in the County of Harris, Houston, Texas.

Schedule A

Services

-
Ad hoc support to CEO across the Fort Cady and Salt Wells projects and public markets
-
Continue to support CEO and head of IR with public market initiatives with particular focus on Australian investors
-
Continue to facilitate handover of key shareholder relationships
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In combination with supporting investment banks, arrange and deliver Australian / Asian NDR in April 2022 with CEO and head of IR
-
Where relevant, review and comment on ASX compliance and releases
-
Join 5E Advisory Council